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                                                                    Exhibit 9(b)


                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

                                     BETWEEN

                       NATIONWIDE INVESTING FOUNDATION III

                                       AND

                       NATIONWIDE INVESTORS SERVICES, INC.


         This Transfer and Dividend Disbursing Agent Agreement ("Agreement"), made this ______ day of __________________, ______, by and between Nationwide Investing Foundation III, an Ohio business trust, hereinafter called the ("Trust") and Nationwide Investors Services, Inc., an Ohio corporation hereinafter called the ("Agent").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Trust desires to enter into a Transfer and Dividend Disbursing Agent Agreement with the Agent under which Agent will provide the services as set forth in detail in this Agreement and the Agent is desirous of providing such services upon the terms and conditions hereinafter provided; and

         WHEREAS, Trust is an open-end management investment company and is or will be so registered under the Investment Company Act of 1940, as amended, and has or will have registered its shares for public offering under the Securities Act of 1933; and

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

         1. The Agent shall act as Transfer Agent for the Trust and in this capacity, the Agent shall:

                           a. maintain the current name and address, issuance date, and number of shares and fractional shares owned by all shareholders of the Trust;

                           b. deposit and process all investments on a daily basis;

                           c.       establish new accounts;

                           d. process and mail redemption checks including Systematic Withdrawal Plan checks;

                           e. examine and process all legal changes in share registrations and transfers of ownership;



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                           f.       respond to inquiries from investors and
                                    representatives selling shares of the Trust;

                           g.       prepare and mail confirmation statements.

         2. The Agent shall act as the Dividend Disbursing Agent and shall:

                           a. calculate the shareholders' dividends and capital gains distributions;

                           b. prepare and mail dividend and capital gains distribution checks;

                           c. cause reinvestment of such dividends and capital gains where required

                           d. prepare and mail dividend and capital gains distribution confirmations.

         3. The Agent shall also:

                           a. address and mail semi-annual reports, annual reports and prospectuses;

                           b. prepare and mail all necessary reports to investors, State and Federal authorities, including Federal Form 1099, 1042, and 1042S;

                           c. issue replacement checks and maintain a "Stop Payment" file;

                           d.       solicit taxpayer identification numbers;

                           e. provide comprehensive accounting controls and reconciliations of all cash flow.

         4. The Agent agrees to act in good faith in furnishing the services provided for herein and shall at all times maintain a staff of trained personnel for the purpose of performing its obligations under the Agreement. The Agent assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. Anything herein to the contrary notwithstanding, Trust hereby agrees that while Agent has sole responsibility for performance of its obligations under this Agreement, any or all duties of Agent may be performed from time to time by one or more third parties as Agent, in its discretion, shall select, provided that Trust shall be notified of all contracts between Agent and such third party or parties and provided copies thereof upon request.

         5. The Agent agrees that in all matters relating to the services to be performed by it hereunder, it will use its best efforts to act in conformity with the terms of the Declaration of Trust, Bylaws, Code of Ethics, Registration Statements and current Prospectuses of the Trust. Each of the parties agree that in all matters relating to the performance of this Agreement, it will use its best efforts to conform to and comply


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                  with the requirements of the Investment Company Act of 1940 and all other applicable Federal, State or other laws and regulations. Nothing herein contained shall be deemed to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust.

         6. The services of the Agent as provided herein are not to be deemed to be exclusive, and it shall be free to render services of any kind to any other group, firm, individual or association, and to engage in other business or activity.

         7. This Agreement, including Exhibit A hereto, may be amended at any time by mutual written consent of the parties.

         8. This Agreement may be terminated by either party hereto upon sixty (60) days written notice given by one to the other, provided that no such notice of termination given by the Agent to the Trust shall be effective unless and until a substitute person or entity has been engaged by the Trust to perform the services required hereunder for the Trust, or the Trust has certified to the Agent that other arrangements have been made by it to provide such services.

         9. For its services specified above, the Trust shall pay to the Agent fees as provided in Exhibit A which is attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                             NATIONWIDE INVESTING
                                             FOUNDATION III
Attest:


--------------------------------             -----------------------------------
David E. Simaitis
Secretary                                    James F. Laird, Jr.
                                             Treasurer


                                             NATIONWIDE INVESTORS SERVICES, INC.

Attest:


--------------------------------             -----------------------------------
David E. Simaitis                            Christopher A. Cray
Secretary                                    Treasurer



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                                    EXHIBIT A

                            REVISED SCHEDULE OF FEES

Funds of the Trust
------------------

Nationwide Mid Cap Growth Fund
Nationwide Growth Fund
Nationwide Fund
(the "Nationwide Equity Funds")

Nationwide Bond Fund
Nationwide Tax-Free Income Fund
Nationwide Long-Term U.S. Government Bond Fund
Nationwide Intermediate U.S. Government Bond Fund
(the "Nationwide Fixed Income Funds")
(collectively, the "Nationwide Funds")

Nationwide Money Market Fund

Nationwide S&P 500 Index Fund

Morley Capital Accumulation Fund

Prestige Large Cap Value Fund
Prestige Large Cap Growth Fund
Prestige Small Cap Fund
Prestige Balanced Fund
Prestige International Fund
(the "Prestige Funds")

For the services specified in the Agreement, the Trust shall pay the Agent the sum of:

         $16.00 per account for Class A, Class B and Class D Shares of the Nationwide Equity Funds per annum; and Class A and Class B Shares of the Prestige Funds per annum;

         $18.00 per account for Class A, Class B and Class D Shares of the Nationwide Fixed Income Funds per annum;

         $27.00 per account for the Nationwide Money Market Fund;

to be computed monthly, based on the number of accounts as shown on the books of each class of each Fund at each month-end.




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In addition, for the services specified in the Agreement, the Trust shall pay the Agent an annual fee, computed daily and payable monthly, of 0.01% of average daily net assets of the Local Fund Shares of the Nationwide S&P 500 Index Fund, the Class Y Shares of the Prestige Funds and the Institutional Service Class shares, Institutional Class shares and Investor Class shares of the Morley Capital Accumulation Fund.

The fees listed above becomes are payable on or before the 10th of each suceeding month.

In addition, the Trust shall pay the Agent reimbursement for the out-of-pocket expenses, including postage, telephone, forms, supplies and counsel.

Special extraordinary projects shall be performed by the Agent at rates to be determined and agreed upon by parties, based on time and effort involved.


                                          AGREED TO AND ACCEPTED BY:

                                          NATIONWIDE INVESTING
                                          FOUNDATION III

Dated as of:                              By:
             -----------                     --------------------------------
                                             James F. Laird, Jr., Treasurer

                                          NATIONWIDE INVESTORS
                                          SERVICES, INC.

                                          By:
                                             --------------------------------
                                             Christopher A. Cray, Treasurer